UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  October 15, 2018

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                   Other Events

Water Rights Settlement

On October 15, 2018, General Moly, Inc. (the “Company”) issued a press release announcing additional details of its settlement with Eureka County and the Diamond Natural Resources Protection & Conservation Association (“DNR”) regarding the Company’s applications for water permits for the construction and operation of the Mt. Hope project.  Key terms of the settlement include:

•                  The Company agreed to convey all related water rights for the Mt. Hope molybdenum project at the future cessation of all mining activity to assist Eureka County and the DNR’s efforts to mitigate the pre-existing effects of agricultural groundwater pumping in Diamond Valley.

•                  Upon the construction of certain power infrastructure and grants of right of way by the Company at the Mt. Hope Project, the Company will work cooperatively with Eureka County to allow the use of and access to such infrastructure to lessen the pre-existing effects of Diamond Valley groundwater pumping and to seek opportunities to improve and implement groundwater monitoring efforts.

•                  The Company withdrew its protests to Eureka County’s pending applications with the Nevada State Engineer to appropriate water from the Kobeh Valley basin, and at the request of DNR, the Company also agreed to publicly support the proposed Diamond Valley Ground Water Management Plan currently pending before the Nevada State Engineer.

•                  Upon receipt of the water permits, Eureka Moly, LLC (“Eureka Moly”) will increase its financial contributions to the existing Sustainability Trust Agreement with the Eureka Producers’ Cooperative (“EPC”) in Diamond Valley. Eureka Moly paid $50,000 to EPC upon execution of the settlement and will make a second payment of $50,000 after receipt of the water permits.  Additional contributions of $750,000 each will be made both after the commencement of molybdenum production at the Mt. Hope Project and on the one year anniversary of production.

A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Drilling Results

On October 16, 2018, the Company issued a press release announcing that its ongoing exploration drilling intercepted significant high-grade, shallow intervals of zinc mineralization and confirmed the presence of a high-grade copper and silver mineral target at depth at the Mt. Hope skarn area, southeast of the molybdenum deposit.  The Company intends to adjust the location and direction of the remaining drill holes in the ongoing drilling program based on the results.  This will advance the project towards the goal of completing a Preliminary Economic Assessment in 2019, if warranted.

A copy of this press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release of General Moly, Inc. dated October 15, 2018.
99.2	Press Release of General Moly, Inc. dated October 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: October 16, 2018	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer